UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Avalon GloboCare Corp.

(Name of Registrant as Specified In Its Charter)

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Avalon GloboCare Continues its U.S. Centric Strategy with a New Proposed Board Composition in Preparation for Acquisition of Laboratory Services MSO, LLC

Company Discontinues China Operations, Reducing Cash Burn

Encourages Shareholders to Vote in the Upcoming Annual Shareholder Meeting on December 29th

FREEHOLD, N.J., December 12, 2022 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a leading global developer of innovative cell-based technologies and therapeutics and laboratory testing provider, reminds investors to vote in the upcoming annual meeting, which includes a new proposed Board composition to reflect its continued U.S. focus and planned acquisition of Laboratory Services MSO, LLC. On November 14, as part of its 10Q filing with the Securities and Exchange Commission, the Company disclosed its decision to cease all operations in the People’s Republic of China with the exception of a small administrative office and a non-operating, patent holding entity.

The upcoming 2022 Annual Meeting of Stockholders will be held on December 29, 2022, at 11:00 a.m. Eastern Time. Avalon’s stockholders at the close of business on the record date of November 15, 2022 are encouraged to vote their shares as soon as possible before 9 AM Eastern Time on December 28, 2022. Stockholders can exercise their votes online, via telephone or by mail.

The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/AVCO2022.

The proposals are as follows:

•	To elect the six director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;
•	To ratify the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022; and
•	To act on such other matters as may properly come before the meeting or any adjournment thereof.

“We recently announced a transformative acquisition of Laboratory Services MSO, LLC, a premier reference laboratory,” stated David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon GloboCare. “Not only is Laboratory Services MSO expected to be highly accretive to earnings, it also adds strong clinical synergies to the existing Avalon portfolio. In order to better reflect Avalon’s new focus on laboratory services and biotherapeutics, we also decided to cease all operations in the People’s Republic of China with the exception of a small administrative office, Avalon Shanghai. Additionally, we are restructuring the board and will not be renewing three of our China Board members as directors. We believe we have multiple upcoming inflection points, which we expect will create significant value for our shareholders in the years ahead and we encourage all shareholders to vote on the outlined proposals in the upcoming annual shareholders meeting as soon as possible.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a clinical-stage biotechnology company dedicated to developing and delivering innovative, transformative cellular therapeutics, precision diagnostics, and clinical laboratory services. Avalon also provides strategic advisory and outsourcing services to facilitate and enhance its clients’ growth and development, as well as competitiveness in healthcare and CellTech industry markets. Through its subsidiary structure with unique integration of verticals from innovative R&D to automated bioproduction and accelerated clinical development, Avalon is establishing a leading role in the fields of cellular immunotherapy (including CAR-T/NK), exosome technology (ACTEX™), and regenerative therapeutics. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

For the latest updates on Avalon GloboCare’s developments, please follow our twitter at @avalongc_avco

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the potential transaction and financing and conditions to closing and the business of Laboratory Services. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com